UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Valion Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1305 E. Houston Street, Building 1, Suite 311
San Antonio, Texas		78205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on April 29, 2025, Valion Bio, Inc. (formerly known as Tivic Health Systems, Inc.) (the “Company”) entered into a Securities Purchase Agreement (as subsequent assigned and amended, the “Purchase Agreement”) with an investor (the “Investor”), pursuant to which, subject to the conditions set forth therein, the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, up to 8,400 shares of the Company’s Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Shares”) and warrants (“Warrants” and together with Series B Preferred Shares, “Securities”) to purchase shares of the Company’s common stock for a total purchase price of up to $8,400,000 in a series of tranche closings. On December 9, 2025, the Investor assigned the Purchase Agreement, including all of its rights and obligations thereunder, to 3i, LP (“3i”), and 3i purchased all of the outstanding Series B Preferred Shares and Warrants from the Investor. Also on December 9, 2025, the Company and 3i amended certain terms of the Purchase Agreement.

On June 17, 2026, pursuant to the Purchase Agreement, the Company issued to 3i (a) 250 Series B Preferred Shares at $1,000 per share, and (b) a Warrant to purchase 156,026 shares of the Company’s common stock at an exercise price of $0.616280 per share, for an aggregate purchase price of $250,000. Such Securities were issued under an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 8.01 is hereby incorporated by reference into this Item 3.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALION BIO, INC.

Date:	June 18, 2026	By:	/s/ Melinda Lackey
Name: Melinda Lackey Title: General Counsel and Senior Vice President of Legal Affairs

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